Exhibit 99.6

May 25, 2020

Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282

BofA Securities, Inc.
One Bryant Park, 11th Floor
New York, New York 10036

Ladies and Gentlemen:

Each of the undersigned understands that Goldman Sachs & Co. LLC and BofA Securities, Inc. (the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Regeneron Pharmaceuticals, Inc., a New York corporation (the “Company”) and the Selling Shareholders specified therein, providing for the public offering (the “Public Offering”) of shares (the “Shares”) of the Common Stock ($0.001 par value per share) of the Company (the “Common Stock”).

Each of undersigned hereby agrees that, without the prior written consent of the Representatives, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus supplement relating to the Public Offering, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering; (b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift; (c) distributions or transfers to family members, trusts, and/or controlled entities in connection with estate planning, provided that each transferee shall sign and deliver a lock-up letter substantially in the form of this letter; (d) transfers or dispositions of shares of Common Stock or any security convertible or exchangeable into Common Stock to another corporation, partnership, limited liability company, trust or other business entity (or in each case its nominee or custodian) that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of such undersigned provided that each transferee shall sign and deliver a lock-up letter substantially in the form of this letter; (e) the sale of Common Stock in the public market pursuant to a written trading plan in existence prior to the date hereof designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (f) the exercise of a stock option for, or the conversion of any convertible security into, shares of common stock, including, without limitation, by transferring or submitting for cancellation aged shares or shares otherwise issued or issuable upon the exercise of a stock option to the Company to satisfy the exercise price of a stock option under the Company’s long-term incentive plans (or to satisfy the minimum withholding tax required in connection with such option exercise); or (g) the sale or other transfer of shares of Common Stock to the Company (or any of its affiliates) pursuant to any agreement existing between such undersigned (or any of its affiliates) and the Company (or any of its affiliates) as of the date hereof and included as an exhibit to any document filed under the Exchange Act and incorporated by reference in the preliminary prospectus supplement relating to the Public Offering.  In addition, each of the undersigned agrees that, without the prior written consent of the Representatives, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus supplement, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.  Each of the undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of such undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

Each of the undersigned will be released from its obligations under this agreement if the Underwriting Agreement is not executed prior to June 12, 2020, or if the Underwriting Agreement is terminated in accordance with its terms prior to payment for and delivery of the Shares.

Each of the undersigned understands that the Company and the Representatives are relying upon this agreement.  Each of the undersigned further understands that this agreement is irrevocable and shall be binding upon such undersigned’s heirs, legal representatives, successors and assigns.

(Signature follows)

Very truly yours,

/s/ Karen Linehan
(Signature)

Karen Linehan of Sanofi
54, rue La Boétie, 75008,

Paris, France
(Address)

/s/ Karen Linehan
(Signature)

Karen Linehan of Aventisub LLC
55 Corporate Drive
Bridgewater, NJ 08807
(Address)